Exhibit 99.1

[Alcoa logo]

FOR IMMEDIATE RELEASE

Investor Contact Roy Harvey (212) 836-2674	Media Contact Michael E. Belwood (812) 604-0530

Alcoa Commences Debt Offering, Announces Tender

Offers to Enhance Maturity Profile of Company Debt

New York, NY, April 13, 2011 — Alcoa announced today it will seek to enhance the maturity profile of its debt through tender offers for two series of outstanding notes and a concurrent public offering of senior unsecured debt securities.

Alcoa has commenced tender offers to purchase for cash:

•	Any and all of its 5.375% Notes due 2013 (the Any and All Tender Offer); and

•

Up to the Maximum Tender Amount (as defined below) of its outstanding 6.00% Notes due 2013; provided that the purchase of the 6.00% Notes will be subject to an aggregate purchase limit of $400 million in cash (the Maximum Tender Offer).

The Maximum Tender Amount is $750 million in cash less the aggregate purchase price of the 5.375% Notes due 2013 accepted for purchase pursuant to the Any and All Tender Offer.

The tender offers are being made upon and are subject to the terms and conditions set forth in the Offer to Purchase dated April 13, 2011 and the related Letter of Transmittal.

Concurrently with the tender offers, Alcoa has commenced an underwritten public offering under its effective shelf registration statement of senior unsecured debt securities. Alcoa intends to fund the purchase of the Notes accepted in the tender offers with the proceeds of the issuance of the senior debt securities, together with cash on hand, as necessary.

The tender offers will expire at 5 p.m., Eastern Time, on May 12, 2011, in each case unless extended or earlier terminated.

The following table sets forth some of the terms of the tender offers:

Title of Security	CUSIP Number	Principal Amount Outstanding	Dollars per $1,000 Principal Amount of Securities			Maximum Purchase Sublimit
			Tender Offer Consideration	Early Tender Premium	Total Consideration

Any and All Tender Offer
5.375% Notes due January 15, 2013	013817AH4	$552,933,000	$1,053.75	$20.00	$1,073.75	N/A
Maximum Tender Offer
6.00% Notes due July 15, 2013	013817AR2	$750,000,000	$1,080.00	$20.00	$1,100.00	$400,000,000

Alcoa’s obligation to accept for payment and to pay for the Notes in any of the tender offers is subject to the satisfaction or waiver of a number of conditions, including (i) the satisfaction of the Financing Condition (as defined in the Offer to Purchase) and (ii) specified other conditions.

Holders of the 5.375% Notes due 2013 that are validly tendered at or prior to 5 p.m., Eastern Time, on April 20, 2011 (the Any and All Early Tender Date) and accepted for purchase will receive the applicable tender offer consideration plus the applicable early tender premium set forth in the table above. Holders of the 6.00% Notes due 2013 that are validly tendered at or prior to 5 p.m., Eastern Time, on April 28, 2011 and accepted for purchase will receive the applicable tender offer consideration plus the applicable early tender premium set forth in the table above.

Payments for Notes purchased will include accrued and unpaid interest from and including the last interest payment date applicable to the relevant series of Notes up to, but not including, the applicable settlement date. The settlement date for the 5.375% Notes due 2013 that are validly tendered at or prior to the Any and All Early Tender Date is expected to be one business day after the Any and All Early Tender Date. The settlement date for the 6.00% Notes due 2013 and for the 5.375% Notes due 2013 that are validly tendered after the Any and All Early Tender Date is expected to be one business day following the expiration date of the tender offers.

Tenders of the 5.375% Notes due 2013 may be withdrawn at any time at or prior to 5 p.m., Eastern Time, on April 20, 2011, but may not be withdrawn thereafter. Tenders of the 6.00% Notes due 2013 may be withdrawn at any time at or prior to 5 p.m., Eastern Time, on April 28, 2011, but may not be withdrawn thereafter.

Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are acting as Coordinating Dealer Managers and Morgan Stanley & Co. Incorporated is acting as Dealer Manager for the Tender Offers. The Depositary and the Information Agent in all places other than Luxembourg is Global Bondholder Services Corporation. The Luxembourg Agent for the Any and All Tender Offer is Deutsche Bank Luxembourg S.A. Copies of the Offer to Purchase, Letter of Transmittal and related offering materials are available by contacting the Information Agent at 866-804-2200 or the Luxembourg Agent at 00352-421-22-643. Questions regarding the Tender Offers should be directed to Citigroup Global Markets Inc., Liability Management Group, at (800) 558-3745 (toll-free) or (212) 723-6106 (collect); J.P. Morgan Securities LLC, Liability Management Group, at (866) 834-4666 (toll-free) or (212) 834-3424 (collect); or Morgan Stanley & Co. Incorporated, Liability Management Group, at (800) 624-1808 (toll-free) or (212) 761-1057 (collect).

This news release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The tender offers are being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law. The debt securities offering is being made only by means of a prospectus and related prospectus supplement, which may be obtained by visiting the Securities and Exchange Commission’s website at www.sec.gov or by contacting (i) Citigroup Global Markets Inc., toll-free at (877) 858-5407, (ii) J.P. Morgan Securities LLC, collect at (212) 834-4533, (iii) Morgan Stanley & Co. Incorporated, toll-free at (866) 718-1649, (iv) Credit Suisse Securities (USA) LLC, toll-free at (800) 221-1037, or (v) RBS Securities Inc., toll-free at (866) 884-2071.

About Alcoa

Alcoa is the world’s leading producer of primary and fabricated aluminum, as well as the world’s largest miner of bauxite and refiner of alumina. In addition to inventing the modern-day aluminum industry, Alcoa innovation has been behind major milestones in the aerospace, automotive, packaging, building and construction, commercial transportation, consumer electronics and industrial markets over the past 120 years. Among the solutions Alcoa markets are flat-rolled products, hard alloy extrusions, and forgings, as well as Alcoa® wheels, fastening systems, precision and investment castings, and building systems in addition to its expertise in other light metals such as titanium and nickel-based super alloys. Sustainability is an integral part of Alcoa’s operating practices and the product design and engineering it provides to customers. Alcoa has been a member of the Dow Jones Sustainability Index for nine consecutive years and approximately 75 percent of all of the aluminum ever produced since 1888 is still in active use today. Alcoa employs approximately 59,000 people in 31 countries across the world. More information can be found at www.alcoa.com.

Forward-Looking Statements

This release contains statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “estimates,” “expects,” “forecasts,” “outlook,” “plans,” “projects,” “should,” “targets,” “will,” or other words of similar meaning. All statements that reflect Alcoa’s expectations, assumptions, or projections about the future other than statements of historical fact are forward-looking statements, including, without limitation, anticipated financial results or operating performance or achievement of enhancements in debt maturity profile. Forward-looking statements are subject to a number of known and unknown risks, uncertainties, and other factors and are not guarantees of future performance. Actual results, performance, or outcomes may differ materially from those expressed in or implied by those forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: (a) material adverse changes in aluminum industry conditions, including global supply and demand conditions and fluctuations in London Metal Exchange-based prices for primary aluminum, alumina and other products; (b) unfavorable changes in general business and economic conditions; (c) disruptions or volatility in the global financial markets; and (d) the other risk factors summarized in Alcoa’s Form 10-K for the year ended December 31, 2010 and other reports filed with the Securities and Exchange Commission. Alcoa disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.